CARDTRONICS ANNOUNCES SECOND QUARTER 2019 RESULTS

Returns to Organic Growth
Increased Margins, Driven by Incremental Transactions and Operational Execution
Increasing Outlook for 2019

HOUSTON, August 1, 2019 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights:

•Total revenues of $340.8 million, effectively flat from $341.0 million in the prior year, up 3% on a constant-currency basis.
•ATM operating revenues of $323.1 million, down 2% from $329.2 million in the prior year and up 1% on a constant-currency basis.
•GAAP net income of $10.5 million, or $0.22 per diluted share, compared to GAAP net income of $3.8 million, or $0.08 per diluted share in the prior year.
•Adjusted EBITDA of $81.7 million, up 5% from $78.1 million in the prior year, and up 8% on a constant- currency basis.
•Adjusted EBITDA margin of 24.0%, up 110 basis points from the prior year.
•Adjusted net income per diluted share of $0.69, up 16% on a constant-currency basis.
•Cash flow from operations of $77.0 million compared to $60.3 million in the prior year and adjusted free cash flow of $50.1 million compared to $33.3 million in the prior year.
•U.S. same-store withdrawal transaction growth of 3%.
•Executed agreements to place approximately 1,500 ATMs.
•Acquired ATM processing contracts for over 62,000 ATMs in the U.S.
•Repurchased over one million shares between May and July, over 2% of shares outstanding.

“We had a great second quarter, one in which we grew both the top line and bottom line on an organic and constant-currency basis, representing an important turning point for the organization. Significant changes in the consumer financial services industry continue to be a catalyst for growth, as we deliver our unmatched suite of ATM solutions for retailers and financial institutions alike. The strong quarterly performance was marked by solid execution on our business transformation plans across our segments, and as a result, we are raising our performance expectations for the year. We also opportunistically repurchased over one million of our shares since May, enabling further value-enhancing opportunities for our shareholders,” commented Edward H. West, Cardtronics' chief executive officer.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as "Adjusted EPS"), Adjusted Free Cash Flow, and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.

2019 Outlook

The Company is increasing its financial outlook for the year ending December 31, 2019 and now expects the following:

•Revenues of $1.33 billion to $1.36 billion;
•GAAP net income of $41 million to $44 million;
•Adjusted EBITDA of $300 million to $310 million;
•Depreciation and accretion expense of $137 million to $139 million;
•Cash interest expense of $27 million to $28 million;
•Adjusted net income of $104 million to $109 million;
•Adjusted net income per diluted share of $2.24 to $2.36 based on approximately 46.3 million average diluted shares outstanding; and
•Capital expenditures of approximately $135 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for the remainder of 2019 of £1.00 U.K. to $1.25 U.S., $19.50 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.75 U.S., €1.00 Euros to $1.13 U.S., $1.00 Australian dollar to $0.69 U.S., and R15.00 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, August 1, 2019, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2019. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Second Quarter 2019 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through August 8, 2019, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 3180538 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through August 31, 2019. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (Nasdaq: CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 290,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CONTACT INFORMATION

EVP - Treasurer Brad Conrad 832-308-4000 ir@cardtronics.com	SVP - Marketing Joel Antonini 832-308-4000 joel.antonini@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. Management also believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive based compensation.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies. Furthermore, the non-GAAP measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing or financing activities, or other income or cash flow measures contained within our financial statements.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA is calculated by adding interest expense, income tax expense, depreciation and accretion and amortization to net income. EBITDA and Adjusted EBITDA exclude these items as these amounts can vary substantially from company to company within the Company’s industry depending upon capital structures, tax jurisdictions, accounting methods, the book values of assets and the methods by which the assets were acquired. Adjusted EBITDA also excludes certain non-cash, non-operating costs and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods. These excluded items consist of share-based compensation expense, acquisition and divestiture-related expenses, restructuring expenses, gains or losses on disposal and impairment of assets and other income and expense. Adjusted EBITDA is also calculated to exclude amounts attributable to noncontrolling interests. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues.

Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate

Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets and deferred financing costs, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 22.7% and 23.2% for the three and six months ended June 30, 2019, respectively, and 24.5% and 25.1% for three and six months ended June 30, 2018, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.

Constant-Currency

Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2019 and 2018
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended			Six Months ended
	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change
Revenues:
ATM operating revenues	$323,081	$329,221	(1.9)%	$625,683	$648,952	(3.6)%
ATM product sales and other revenues	17,740	11,766	50.8	33,408	28,219	18.4
Total revenues	340,821	340,987	—	659,091	677,171	(2.7)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	208,081	215,353	(3.4)	414,239	430,843	(3.9)
Cost of ATM product sales and other revenues	14,301	10,086	41.8	26,226	22,848	14.8
Total cost of revenues	222,382	225,439	(1.4)	440,465	453,691	(2.9)
Operating expenses:
Selling, general, and administrative expenses	41,995	40,928	2.6	85,655	82,668	3.6
Restructuring expenses	3,463	2,063	67.9	3,463	4,476	(22.6)
Acquisition related expenses	—	913	n/m	—	2,633	n/m
Depreciation and accretion expense	33,205	31,764	4.5	66,178	62,806	5.4
Amortization of intangible assets	12,591	13,498	(6.7)	25,003	27,269	(8.3)
Loss on disposal and impairment of assets	1,496	9,697	(84.6)	2,464	15,117	(83.7)
Total operating expenses	92,750	98,863	(6.2)	182,763	194,969	(6.3)
Income from operations	25,689	16,685	54.0	35,863	28,511	25.8
Other expenses:
Interest expense, net	6,871	9,159	(25.0)	13,514	18,333	(26.3)
Amortization of deferred financing costs and note discount	3,330	3,355	(0.7)	6,622	6,663	(0.6)
Other expense (income)	1,456	(2,187)	n/m	(5,751)	(27)	n/m
Total other expenses	11,657	10,327	12.9	14,385	24,969	(42.4)
Income before income taxes	14,032	6,358	n/m	21,478	3,542	n/m
Income tax expense	3,565	2,586	37.9	6,694	2,555	n/m
Effective tax rate	25.4%	40.7%		31.2%	72.1%
Net income	10,467	3,772	n/m	14,784	987	n/m
Net (loss) income attributable to noncontrolling interests	(4)	5	n/m	(6)	(12)	(50.0)
Net income attributable to controlling interests and available to common shareholders	$10,471	$3,767	n/m	$14,790	$999	n/m

Net income per common share – basic	$0.23	$0.08		$0.32	$0.02
Net income per common share – diluted	$0.22	$0.08		$0.32	$0.02

Weighted average shares outstanding – basic	46,180,161	45,927,732		46,201,842	45,880,661
Weighted average shares outstanding – diluted	46,601,488	46,378,813		46,620,147	46,357,776

Condensed Consolidated Balance Sheets
As of June 30, 2019 and December 31, 2018
(In thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,495	$39,940
Accounts and notes receivable, net	85,707	75,643
Inventory, net	9,049	11,392
Restricted cash	86,431	155,470
Prepaid expenses, deferred costs, and other current assets	91,090	84,386
Total current assets	305,772	366,831
Property and equipment, net	455,757	460,187
Intangible assets, net	136,673	150,847
Goodwill	753,859	749,144
Operating lease assets	81,355	—
Deferred tax asset, net	11,544	8,658
Prepaid expenses, deferred costs, and other noncurrent assets	33,049	51,677
Total assets	$1,778,009	$1,787,344

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$52,347	$20,266
Accounts payable and other accrued and current liabilities	365,801	408,470
Total current liabilities	418,148	428,736
Long-term liabilities:
Long-term debt	778,551	818,485
Asset retirement obligations	54,227	54,413
Noncurrent operating lease liabilities	73,246	—
Deferred tax liability, net	37,325	41,198
Other long-term liabilities	54,639	67,740
Total liabilities	1,416,136	1,410,572
Shareholders' equity	361,873	376,772
Total liabilities and shareholders’ equity	$1,778,009	$1,787,344

SELECTED BALANCE SHEET DETAIL:

Long-term debt:	June 30, 2019	December 31, 2018
	(In thousands)
	(Unaudited)
Revolving credit facility	$212,811	$259,081
1.00% Convertible senior notes (1)	269,520	263,507
5.50% Senior notes (1)	296,220	295,897
Total long-term debt	$778,551	$818,485

(1) The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $18.0 million and $24.0 million as of June 30, 2019 and December 31, 2018, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $3.8 million and $4.1 million as of June 30, 2019 and December 31, 2018, respectively.

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Six Months Ended June 30, 2019 and 2018
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to controlling interests and available to common shareholders	$10,471	$3,767	$14,790	$999
Adjustments:
Interest expense, net	6,871	9,159	13,514	18,333
Amortization of deferred financing costs and note discount	3,330	3,355	6,622	6,663
Income tax expense	3,565	2,586	6,694	2,555
Depreciation and accretion expense	33,205	31,764	66,178	62,806
Amortization of intangible assets	12,591	13,498	25,003	27,269
EBITDA	70,033	64,129	132,801	118,625

Add back:
Loss on disposal and impairment of assets	1,496	9,697	2,464	15,117
Other expense (income) (1)	1,456	(2,187)	(5,751)	(27)
Noncontrolling interests (2)	16	18	31	19
Share-based compensation expense	5,250	3,513	9,734	5,958
Restructuring expenses (3)	3,463	2,063	3,463	4,476
Acquisition related expenses (4)	—	913	—	2,633
Adjusted EBITDA	81,714	78,146	142,742	146,801
Less:
Interest expense, net	6,871	9,159	13,514	18,333
Depreciation and accretion expense (5)	33,205	31,764	66,178	62,805
Adjusted pre-tax income	41,638	37,223	63,050	65,663
Income tax expense (6)	9,452	9,120	14,634	16,481
Adjusted Net Income	$32,186	$28,103	$48,416	$49,182

Adjusted Net Income per share – basic	$0.70	$0.61	$1.05	$1.07
Adjusted Net Income per share – diluted	$0.69	$0.61	$1.04	$1.06

Weighted average shares outstanding – basic	46,180,161	45,927,732	46,201,842	45,880,661
Weighted average shares outstanding – diluted	46,601,488	46,378,813	46,620,147	46,357,776

(1)Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.
(2)Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.
(3)For the three and six months ended June 30, 2019, expenses include professional fees, employee severance costs, and facility costs related to a planned reorganization. For the three and six months ended June 30, 2018, expenses include employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative.
(4)For the three and six months ended June 30, 2018, expenses primarily include employee severance cost and lease termination costs related to the DCPayments acquisition.
(5)Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.
(6)For the three and six months ended June 30, 2019, the non-GAAP tax rate used to calculate Adjusted Net Income was 22.7% and 23.2%, respectively. For the three and six months ended June 30, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was 24.5% and 25.1%, respectively. These figures represent the Company’s GAAP tax rates as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Six Months Ended June 30, 2019 and 2018
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:
	Three Months Ended
	June 30,
	2019			2018	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$323,081	$9,528	$332,609	$329,221	(1.9)%	1.0%
ATM product sales and other revenues	17,740	226	17,966	11,766	50.8	52.7
Total revenues	$340,821	$9,754	$350,575	$340,987	—%	2.8%

	Six Months Ended
	June 30,
	2019			2018	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$625,683	$20,655	$646,338	$648,952	(3.6)%	(0.4)%
ATM product sales and other revenues	33,408	517	33,925	28,219	18.4	20.2
Total revenues	$659,091	$21,172	$680,263	$677,171	(2.7)%	0.5%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit
For the Three and Six Months Ended June 30, 2019 and 2018
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2019	2018	2019	2018
Total revenues	$340,821	$340,987	$659,091	$677,171
Total cost of revenues (1)	222,382	225,439	440,465	453,691
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	37,975	36,535	74,994	73,681
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	80,464	79,013	143,632	149,799
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	23.6%	23.2%	21.8%	22.1%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	37,975	36,535	74,994	73,681
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$118,439	$115,548	$218,626	$223,480
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	34.8%	33.9%	33.2%	33.0%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency
For the Three and Six Months Ended June 30, 2019 and 2018
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30,
	2019			2018	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$81,714	$2,340	$84,054	$78,146	4.6%	7.6%

Adjusted Net Income	$32,186	$911	$33,097	$28,103	14.5%	17.8%

Adjusted Net Income per share – diluted (2)	$0.69	$0.02	$0.71	$0.61	13.1%	16.4%

	Six Months Ended
	June 30,
	2019			2018	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$142,742	$4,400	$147,142	$146,801	(2.8)%	0.2%

Adjusted Net Income	$48,416	$1,413	$49,829	$49,182	(1.6)%	1.3%

Adjusted Net Income per share – diluted (2)	$1.04	$0.03	$1.07	$1.06	(1.9)%	0.9%

(1)As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,601,488 and 46,378,813 for the three months ended June 30, 2019 and 2018, respectively, and 46,620,147 and 46,357,776 for the six months ended June 30, 2019 and 2018, respectively.

Reconciliation of Adjusted Free Cash Flow
For the Three and Six Months Ended June 30, 2019 and 2018
(In thousands)
(Unaudited)

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$77,035	$60,342	$55,230	$109,775
Restricted cash settlement activity (1)	(1,167)	(1,111)	70,354	(25,349)
Adjusted net cash provided by operating activities	75,868	59,231	125,584	84,426
Net cash used in investing activities, excluding acquisitions (2)	(25,746)	(25,943)	(55,053)	(46,682)
Adjusted free cash flow	$50,122	$33,288	$70,531	$37,744

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations.
(2)Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2019
(In millions, excluding per share amounts)
(Unaudited)

	Estimated Range
	Full Year 2019 (1)
Net Income	$41.1	$44.4
Adjustments:
Interest expense, net	26.5	27.5
Amortization of deferred financing costs and note discount	13.0	13.0
Income tax expense	13.7	16.4
Depreciation and accretion expense	137.0	139.0
Amortization of intangible assets	49.0	49.5
EBITDA	280.3	289.8

Add Back:
Loss on disposal of assets and other, net	2.5	2.5
Other income	(5.8)	(5.8)
Share-based compensation expense	19.5	20.0
Restructuring expenses	3.5	3.5
Adjusted EBITDA	300.0	310.0
Less:
Interest expense, net	26.5	27.5
Depreciation and accretion expense	137.0	139.0
Income tax expense (2)	32.8	34.4
Adjusted Net Income	$103.7	$109.1

Adjusted Net Income per share – diluted	$2.24	$2.36

Weighted average shares outstanding – diluted	46.3	46.3

(1) See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.
(2) Calculated using the Company’s estimated non-GAAP tax rate of approximately 24% as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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